EXHIBIT 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints PHILIPPE KRAKOWSKY, ELLEN JOHNSON, CHRISTOPHER F. CARROLL and ANDREW BONZANI, and each of them, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her, and in his or her name, place and stead, in any and all capacities, to sign the Report on Form 10-K for the year ended December 31, 2024, for The Interpublic Group of Companies, Inc., S.E.C. File No. 1-6686, and any and all amendments and supplements thereto and all other instruments necessary or desirable in connection therewith, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission and the New York Stock Exchange, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requested and necessary to be done in and about the premises as fully to all intents and purposes as he or she might do or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Dated: February 20, 2025

/s/ Jorge L. Benitez	/s/ Jocelyn Carter-Miller
Jorge L. Benitez	Jocelyn Carter-Miller

/s/ Mary J. Steele Guilfoile	/s/ Dawn Hudson
Mary J. Steele Guilfoile	Dawn Hudson

/s/ Philippe Krakowsky	/s/ Jonathan F. Miller
Philippe Krakowsky	Jonathan F. Miller

/s/ Patrick Q. Moore	/s/ Linda S. Sanford
Patrick Q. Moore	Linda S. Sanford

/s/ David M. Thomas	/s/ E. Lee Wyatt Jr.
David M. Thomas	E. Lee Wyatt Jr.

/s/ Ellen Johnson	/s/ Christopher F. Carroll
Ellen Johnson	Christopher F. Carroll

THE INTERPUBLIC GROUP OF COMPANIES, INC.

Certified Resolutions

I, Robert J. Dobson, Secretary of The Interpublic Group of Companies, Inc. (the "Corporation"), hereby certify that the resolutions attached hereto were duly adopted on February 14, 2025, by the Board of Directors of the Corporation and that such resolutions have not been amended or revoked.
WITNESS my hand and the seal of the Corporation this 20th day of February, 2025.

/s/ Robert J. Dobson
Robert J. Dobson

THE INTERPUBLIC GROUP OF COMPANIES, INC.
MEETING OF THE BOARD OF DIRECTORS

Resolutions re Form 10-K

    RESOLVED, that the Chief Executive Officer and the Executive Vice President and Chief Financial Officer of the Corporation be, and each of them hereby is, authorized to execute and deliver on behalf of the Corporation an annual report on Form 10-K for the year ended December 31, 2024, in the form presented to this meeting with such changes therein as either of them with the advice of the General Counsel shall approve; and further

    RESOLVED, that the Chief Executive Officer, the Executive Vice President and Chief Financial Officer in her capacity as Chief Financial Officer, and the Executive Vice President, Controller, Chief Accounting and Business Transformation Officer in his capacity as Chief Accounting Officer of the Corporation be, and each of them hereby is, authorized to execute such annual report on Form 10-K; and further

    RESOLVED, that the officers of the Corporation be and each of them hereby is, authorized and directed to file such annual report on Form 10-K, with all the exhibits thereto and any other documents that may be necessary or desirable in connection therewith, after its execution by the foregoing officers and by a majority of this Board of Directors, with the Securities and Exchange Commission and the New York Stock Exchange; and further

    RESOLVED, that the officers and directors of the Corporation who may be required to execute such annual report on Form 10-K be, and each of them hereby is, authorized to execute a power of attorney in the form submitted to this meeting appointing Philippe Krakowsky, Ellen Johnson, Christopher F. Carroll and Andrew Bonzani, and each of them, severally, his or her true and lawful attorneys and agents to act in his or her name, place and stead, to execute said annual report on Form 10-K and any and all amendments and supplements thereto and all other instruments necessary or desirable in connection therewith; and further

    RESOLVED, that the signature of any officer of the Corporation required by law to affix his signature to such annual report on Form 10-K or to any amendment or supplement thereto and such additional documents as they may deem necessary or advisable in connection therewith, may be affixed by said officer personally or by any attorney-in-fact duly constituted in writing by said officer to sign his name thereto; and further

    RESOLVED, that the officers of the Corporation be, and each of them hereby is, authorized to execute such amendments or supplements to such annual report on Form 10-K and such additional documents as they may deem necessary or advisable in connection with any such amendment or supplement and to file the foregoing with the Securities and Exchange Commission and the New York Stock Exchange; and further

    RESOLVED, that the officers of the Corporation be, and each of them hereby is, authorized to take such actions and to execute such other documents, agreements or instruments as may be necessary or desirable in connection with the foregoing.